Exhibit 5.0

Law Offices

Elias, Matz, Tiernan & Herrick L.L.P.
12th Floor
734 15th Street, N.W.
Washington, D.C. 20005

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Telephone: (202) 347 0300
Facsimile: (202) 347 2172
www.emth.com

April 30, 2007

VIA EDGAR

Board of Directors
Abington Bancorp, Inc.
180 Old York Road
Jenkintown, Pennsylvania 19046

Gentlemen and Ms. Margraff Kieser:

     We have acted as special counsel to Abington Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the “Registration Statement”), relating to the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in connection with the Plan of Conversion and Reorganization (the “Plan of Conversion”) of Abington Mutual Holding Company, Abington Community Bancorp, Inc. and Abington Savings Bank (the “Bank”).

     In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Boards of Directors of the Company and the Bank, the Plan of Conversion, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations and the laws of the Commonwealth of Pennsylvania, in each case as in effect on the date hereof.

     Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock, when issued in accordance with the terms of the Plan of Conversion, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non assessable.

Board of Directors
Abington Bancorp, Inc.
April 30, 2007

     We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the references to this firm under the headings “The Conversion and Offering – Tax Aspects” and “Legal and Tax Opinions” in the Prospectus contained in the Registration Statement.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/ Hugh T. Wilkinson
Hugh T. Wilkinson, a Partner